Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Annual Report of Manhattan Bridge Capital, Inc. on Form 10-K, for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Assaf Ran, Chief Executive Officer of Manhattan Bridge Capital, Inc., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Manhattan Bridge Capital, Inc.

Date: March 19, 2018	/s/ Assaf Ran
Assaf Ran
(Principal Executive Officer)